Exhibit 10

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Amendment”) is entered into as of September 29, 2014 by and between NORTHPARK INDUSTRIAL, a California general partnership (“Lessor”), and CAPSTONE TURBINE CORPORATION, a California corporation (“Lessee”).

A)                                   Lessor and Lessee are parties to that certain Standard Industrial/Commercial Single-Tenant Lease—Net dated December 1, 1999, as amended by that certain First Amendment to Lease dated March 10, 2000, that certain Second Amendment to Lease dated August 27, 2009, and that certain Third Amendment to Lease dated July 31, 2014 (collectively, the “Lease”), pursuant to which Lessee leases from Lessor certain premises containing approximately 98,370 square feet located in the building at 21211 Nordhoff Street, Chatsworth, California (the “Premises”), as more particularly described in the Lease.

B)                                   The Term of the Lease is currently scheduled to expire on September 30, 2014. Lessor and Lessee now desire to amend the Lease to, among other things, extend the term of the Lease, all in accordance with the terms and conditions set forth below.

1)                                     Term of Lease: The Term of the Lease is hereby extended for a period of five (5) years commencing on October 1, 2014 (the “Renewal Commencement Date”) and expiring on September 30, 2019 (the “New Expiration Date”). The parties acknowledge and agree that the second (2nd) sentence of Paragraph 1 of the Third Amendment to Lease is hereby deleted and shall be of no force or effect.

2)                                     Rent: Commencing on the Renewal Commencement Date, the monthly Base Rent due to Lessor with respect to the Premises shall as set forth on the following schedule (which Base Rent shall be due and payable in accordance with the terms of the Lease and in addition to all other amounts due and owing under the Lease):

Period of Term	Monthly Base Rent
October 1, 2014 — November 30, 2014	$39,500.00 per month
December 1, 2014 — September 30, 2015	$79,000.00 per month
October 1, 2015 — September 30, 2016	$81,225.00 per month
October 1, 2016 — September 30, 2017	$83,600.00 per month
October 1, 2017 — September 30, 2018	$86,000.00 per month
October 1, 2018 — September 30, 2019	$88,500.00 per month

In addition to the monthly Base Rent set forth above, Lessee shall be responsible for paying to Lessor the amount of $8,961.68 per month as Lessor’s monthly estimate for Lessee’s share of Real Property Taxes and landscaping and irrigation system maintenance.

3)                                     Condition of Premises:

(a)                                 Subject to Lessor’s performance of the HVAC Work in accordance with Paragraph 3(b) below, Lessee shall continue to lease the Premises “as is,” “with all faults,” and without any representations or warranties, subject to any obligations to maintain or repair by Landlord set forth in the Lease. Lessor hereby discloses to Lessee, in accordance with California Civil Code Section 1938, and Lessee hereby acknowledges, that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.

(b)                                 Lessor, at Lessor’s sole cost and expense (except as expressly provided in this Paragraph 3(b) below), agrees to perform, on a one-time basis only, only those HVAC repairs and improvements expressly listed on Exhibit A attached hereto (the “Lessor HVAC Work”). The Lessor HVAC Work shall be performed in a good workmanlike manner, in compliance with all applicable laws and codes, and using Lessor’s project-standard materials, guidelines, specifications and procedures (unless otherwise designated on Exhibit A). Lessor shall engage its contractor for the Lessor HVAC Work promptly after the mutual execution of this Amendment by Lessor and Lessee, and Lessor shall use commercially reasonable efforts to complete the Lessor HVAC Work on or before March 31, 2015. In addition, Lessee shall be solely responsible for all costs and expenses associated with any other work or improvements performed in the Premises whether by Lessor or Lessee, including, without limitation, any carpeting, paint, additional HVAC repairs or improvements (other than those listed specifically listed on Exhibit A) and any other upgrades or alterations to the Premises. Lessee shall not (and Lessee shall ensure that its agents do not) interfere with the performance of the Lessor HVAC Work and shall cooperate with Lessor in connection with the performance of the Lessor HVAC Work, including, without limitation, by moving any equipment and other personal property which Lessor or its contractors may request be moved. Except to the extent caused by the negligence or willful misconduct of Lessor or Lessor’s agents, employees, contractors and licensees (but in any event subject to the waiver of subrogation set forth in Section 8.6 of the Lease), Lessor shall have no responsibility for, or for any reason be liable to, Lessee for any direct or indirect injury to or interference with Lessee’s business arising from the performance of the Lessor HVAC Work. Lessee shall be responsible for any increase in the costs of the Lessor HVAC Work resulting from an act or omission of Lessee or any agents, employees, contractors, licensees or invitees of Lessee.

4)                                     Option to Extend:

(a)                                 In lieu of any renewal or extension options contained in the existing Lease (all of which are hereby deleted in their entirety), Lessor hereby grants Lessee one (1) option (“Option”) to extend the Term of the Lease for the entire Premises for a period of five (5) years immediately following the New Expiration Date (the “Option Term”), which Option shall be exercisable only by written notice delivered by Lessee to Lessor as set forth below. The rights contained in this Paragraph 4 shall be personal to the Lessee named in this Amendment and to an affiliate assignee of Lessee (as defined in Paragraph 71 of the Lease) and may not be exercised by any assignee, sublessee or other transferee of Lessee’s interest in the Lease except for an affiliate assignee of Lessee (as defined in Paragraph 71 of the Lease).

(b)                                 The Option shall be exercised by Lessee only in the following manner: (i) Lessee shall not be in default beyond all applicable notice and cure periods, and shall not previously have been in default beyond all applicable notice and cure periods under the Lease more than once, on the delivery date of the Interest Notice and the Acceptance Notice (as such terms are defined below); (ii) Lessee shall deliver written notice (the “Interest Notice”) to Lessor not more than nine (9) months nor less than six (6) months prior to the expiration of the Term, stating that Lessee is interested in exercising the Option; (iii) within thirty (30) days of Lessor’s receipt of the Interest Notice, Lessor shall deliver written notice (the “Option Rent Notice”) to Lessee setting forth the Initial Option Rent (as defined below) and the applicable monthly Base Rent for the remainder of the Option Term; and (iv) if Lessee desires to proceed with its exercise of the Option upon the terms set forth in the Option Rent Notice, Lessee shall deliver written notice (the “Acceptance Notice”) to Lessor within fifteen (15) business days of Lessee’s receipt of Option Rent Notice. Lessee’s failure to deliver the Interest Notice or Acceptance Notice on or before the dates specified above shall be deemed to constitute Lessee’s election not to exercise the Option and the termination of the Option. If Lessee properly exercises the Option within the dates specified above, the Term of the Lease shall be extended for the Option Term upon all of the terms and conditions set forth in the Lease, except that the monthly Base Rent for the Option Term shall be as indicated in the Option Rent Notice, and Lessee and Lessor shall promptly execute a Lease amendment to document said Option Term.

(c) The monthly Base Rent set forth in the Option Rent Notice and payable by Lessee during the first (1st) year of the Option Term (“Initial Option Rent”) shall be equal to the greater of (i) the Fair Market Rent (as defined below), or (ii) one hundred three percent (103%) of the monthly Base Rent for the Premises in effect immediately prior to the commencement of the Option Term. On the one (1) year anniversary of the commencement of the Option Term and on each anniversary of such date thereafter during the Option Term, the monthly Base Rent shall be increased by three percent (3%). The “Fair Market Rent” shall mean the applicable monthly Base Rent, including any rental abatement and any other monetary concessions (such as tenant improvements allowances) being provided to tenants by other landlords in comparable transactions, all common area operating expenses, additional rent and other charges at which tenants, as of the commencement of the Option Term, are entering into leases or renewals for non-sublease space which is not encumbered by expansion rights and which is comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in the Project, taking into consideration the value of the existing improvements in the Premises to Lessee, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Lessee with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Lessee.

5)                                     Security Deposit: The parties acknowledge that Lessor currently holds a Security Deposit in the amount of $72,930.38 pursuant to the existing Lease. Concurrently with Lessee’s execution of this Amendment, Lessee shall deposit with Lessor an additional $20,069.62 such that the total Security Deposit held by Lessor under the Lease is equal to $93,000.00, which amount Lessor shall continue to hold in accordance with the terms and conditions of the Lease.

6)                                     Warranty of Authority: If Lessor or Lessee signs as a corporation, partnership or limited liability company, each of the persons executing this Amendment on behalf of Lessor and Lessee hereby covenants and warrants the following: (i) that the entity executing herein is a duly authorized and existing entity that is qualified to do business in California; (ii) that the person(s) signing on behalf of either Lessor or Lessee have full right and authority to enter into this Amendment; and (iii) that each and every person signing on behalf of either Lessor or Lessee are authorized to do so.

7)                                     Brokers: Lessee represents and warrants to Lessor that it has not dealt with any brokers with respect to this Amendment except for Delphi Business Properties, Inc., as Lessor’s broker, and Cresa Los Angeles, as Lessee’s broker (collectively, the “Brokers”). Lessor shall pay a fee to the Brokers in connection with this Amendment pursuant to a separate agreement between Lessor and Lessor’s Broker. If Lessee has dealt with any broker or finder with respect to this Amendment other than the Brokers, Lessee shall be solely responsible for the payment of any fees due said broker or finder and Lessee shall protect, indemnify, hold harmless and defend Lessor from any liability with respect thereto. Lessee acknowledges and agrees that Lessor shall have no obligation to pay any fees or commissions to any broker representing Lessee in connection with any extension or renewal of the Term of the Lease beyond the New Expiration Date (including, without limitation, as a result of Lessee’s exercise of the Option), and Lessee shall be solely responsible for any such fees or commissions.

8)                                     Facsimile/PDF; Counterparts: Each party hereto, and their respective successors and assigns, shall be authorized to rely upon the signatures of all parties hereto which are delivered by facsimile or in PDF format as constituting duly authorized, irrevocable, actual and current delivery of this Amendment with original ink signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single instrument.

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9)                                     Original Lease in Full Force: Except for those provisions which are inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LESSOR:				LESSEE:

NORTHPARK INDUSTRIAL, a California general partnership				CAPSTONE TURBINE CORPORATION, a California corporation

By:	Northwest Industrial Center LLC, a California limited			By:
	liability company, its general partner			Name:
Its:
	By:	/s/ Murray Siegel
Murray Siegel, Manager
By:
	By:	/s/ Gary Siegel		Name:
		Gary Siegel, Manager		Its:

By:	Northpark Industrial-Leahy Division LLC, a California limited liability company, its general partner

	By:	West America Construction Corporation, a California corporation, its Manager

		By:	/s/ Nicholas M. Brown
Nicholas M. Brown, President

		By:	/s/ Thomas L. Harner
Thomas L. Harner, Secretary

EXHIBIT A

SCOPE OF LESSOR WORK

Air Conditioning Solutions 2223 El Sol Ave Altadena Co, 91001 (626) 797-0547 Fax (626) 797-1372

September 16, 2014

Northpark Industrial

c/o Tom Harner

West America Construction

3340 Ocean Park Blvd. Suite 1040

Santa Monica, CA 90405

RE: Chiller and Boiler Replacements

Hello Tom,

Thank you for the opportunity to provide the following proposal to replace (1) Chiller and (3) Boilers at the Capstone facility at 21211 Nordhoff. The following scope of work is our recommendation based on our assessment and experience with the HVAC equipment. Please review the following proposal and qualification and contact us if you have any question or concerns.

Chiller Replacement Scope of Work (Base Bid)

1.              Provide detailing and coordination removal and replacement of one Centrifugal chiller

2.              Safe off and disconnect the chiller from the central plant.

3.              Recover the refrigerant and oil from the chiller handle per EPA guidelines.

4.              Provide rigging and trucking for the project.

5.              Provide and install (1) ZOO ton Smardt Frictionless Chiller.

6.              Provide the required piping modification to support the equipment.

7.              Provide new thermal insulation were piping was modified to support the new chiller.

8.              Furnish and Install all of the required electrical conduits and wire to support the project.

9.              Provide start up and commissioning of the new chiller.

10.       Provide close out documentation and customer training for the new chiller.

The price to perform the above scope of work will be $237,.000.00 Taxes included

Boiler Replacements Scope or Work

1.              Safe off and disconnect the existing hydronic heating boiler from operations.

2.              Remove and properly dispose of the existing boilers.

3.              Replace (2) Hydronic heating boilers and (1) Domestic Water boilers with (3) new Low NOX Standard efficiency boilers.

4.              Repipe the hydronic piping to support the new boilers.

5.              Provide and install (1) new domestic water tank and primary secondary piping utilizing the existing hot water pumps.

6.              Provide and install new thermal insulation were piping has been modified.

7.              Repipe the gas lines and relief lines to the boilers.

8.              Reconnect the electrical and associated controls.

9.              Provide and install flue piping to support the new boilers.

10.       Provide start, commissioning and testing of the new boilers.

The price to perform the above scope of work will be $105,000.00 taxes included

1 | Air Conditioning Solutions | 2223 El Sol Ave | Altadena, Ca. 91001 | License #863580 | 626-797-0547

EXHIBIT A

1